Exhibit 99.1

CorEnergy Announces Second Quarter 2023 Results
KANSAS CITY, MO - August 14, 2023 - CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") today announced financial results for the second quarter, ended June 30, 2023.
Second Quarter 2023 and Recent Highlights
•Reported Total Revenue of $35.7 million for the three months ended June 30, 2023.
•Generated Net Loss of $3.2 million and Adjusted EBITDA (a non-GAAP financial measure) of $5.8 million.
•Transported an average of 156,078 barrels per day.
•Entered into agreement to sell MoGas and Omega Pipeline Systems for $175.0 million in cash, now anticipated to close around the end of the calendar year, pending Federal Trade Commission review and subject to customary closing conditions.
•Filed additional proposed cost-of-service based tariff increases as a result of volume shortfalls:
◦In February 2023, a 36% tariff increase on Crimson's SPB system and began collection of a 10% increase in March 2023.
◦In March 2023, a 107% increase on Crimson’s KLM system, in addition to the 10% tariff increase filed Q3 2022 that is currently being collected.
◦In July 2023, a 10% increase on Crimson's Southern California system in addition to the 10% tariff increase filed Q3 2022 that is currently being collected.
•Amended the Company's credit facility to revise the covenant requirements for Q3 and Q4 2023, providing additional time to manage near-term debt maturities through the proposed sale of CorEnergy's MoGas and Omega Pipeline Systems.
•Updated the Company's 2023 outlook to reflect changes in volume, maintenance capital and timing of the Company's anticipated MoGas and Omega sale, expecting Adjusted EBITDA of $24.0 to $26.0 million.
Management Commentary
"California volumes have held below our 2023 budget expectations while maintenance capital requirements are anticipated to be higher than budgeted. In response, we continue to implement our previously announced mitigation efforts, such as cost reductions, tariff rate increases, asset sales and debt reduction plans. We believe these actions will pave the way to better operating results for the Company upon approval of our pending tariff filings," said Dave Schulte, Chairman and Chief Executive Officer. "We could also receive a volume benefit upon the recently confirmed conversion of the P66 refinery to renewable diesel early next year, but we do not yet have visibility on the potential demand by other refineries for the estimated 50,000 barrels per day currently shipped on their pipeline to the Rodeo refinery. However, capturing even a small percentage of those volumes is significant for us. For example, if we capture just 5,000 barrels per day, or just 10% of the available volumes, that represents an approximately $3.8 million increase in annual revenue and approximately $3.0 million in annual EBITDA. The proposed $175 million

Exhibit 99.1
sale of our MoGas and Omega systems to Spire is now expected to close around the end of the calendar year in order to provide additional information requested by the Federal Trade Commission."
Second Quarter Performance Summary
Second quarter financial highlights are as follows:

	For the Three Months Ended
	June 30, 2023
		Per Common Share
	Total	Basic	Diluted
Net Loss	$(3,167,350)	$(0.40)	$(0.40)
Net Cash Provided by Operating Activities	$2,627,405
Adjusted Net Loss[1]	$(985,747)
Cash Available for Distribution (CAD)[1]	$(7,702,815)
Adjusted EBITDA[2]	$5,848,769

Dividends Declared to Common Stockholders		$—
1 Non-GAAP financial measure.    Adjusted Net Loss excludes special items of $1.9 million and $324 thousand, which are transaction costs and restructuring costs, respectively; however, CAD has not been so adjusted. Reconciliations of Adjusted Net Loss and CAD, as presented, to Net Loss and Net Cash Used in Operating Activities are included at the end of this press release. See Note 1 below for additional information. Cash available for distribution represents cash available to common stockholders after the effect of the preferred dividend requirement.
2 Non-GAAP financial measure.    Adjusted EBITDA excludes special items of $1.9 million and $324 thousand, which are transaction costs and restructuring costs, respectively. Reconciliation of Adjusted EBITDA, as presented, to Net Loss is included at the end of this press release. See Note 2 below for additional information.
Crimson Rate Increases
During the third quarter of 2022, Crimson filed for a tariff increase of 35% on its Southern California pipeline system and 10% on its KLM pipeline. Both of the third quarter tariff filings were protested by shippers and are proceeding through the CPUC approval process, with resolution expected in 2024. The Company commenced collecting a 10% tariff increase on both systems 30 days after the respective third quarter filings.
During the first quarter of 2023, Crimson filed for a 36% rate increase on its SPB pipeline and 107% increase on its KLM pipeline, additive to the 10% increase filed in 2022, based on the regulated cost-of-service tariff structure. Both tariff filings were protested by shippers and will proceed through the CPUC approval process. The Company commenced collecting a 10% tariff increase on the SPB system in March 2023.

On July 1, 2023, Crimson submitted an application to the CPUC to increase tariffs on the Southern California pipeline by 10%, resulting in a cumulative 21% tariff increase since the original tariff filing. In accordance with CPUC rules, Crimson increased tariffs by 10% on the Southern California pipeline on August 1, 2023.

The Company plans to file and begin collecting an additional 10% increase on its KLM and SPB systems on the anniversary dates of their initial filings until the matters are resolved. CorEnergy believes Crimson's cost-of-service justifies all requested increases. Any tariff increase is subject to refund if the CPUC determines that it was not justified.

Exhibit 99.1
Business Development Activities
CorEnergy continues to seek emerging carbon capture and sequestration business opportunities in California that could take advantage of the critical linkages represented by its Crimson systems and rights-of-way, as well as other ways to deploy its asset base in support of California's emerging new energy economy. As part of this effort, the company has funded approximately $1 million of development cost supporting the Lone Cypress Hydrogen Project, a proposed blue hydrogen plant at CRC's Net Zero Industrial Park at Elk Hills Field in Kern County. The plant is expected to produce 60 tons per day of blue hydrogen. The project aims to be California’s first blue hydrogen facility. CorEnergy expects to create a long-term relationship with Lone Cypress and receive the right to co-invest in the project along side California Resources Carbon TerraVault JV Holdco, LLC.
2023 Outlook
CorEnergy revised its outlook for 2023, now calling for:
•Adjusted EBITDA of $24.0 to $26.0 million, inclusive of maintenance expense of $9.0 to $10.0 million, reflecting reduced volumes and delays in tariff processes (see Note 2 for additional details);

•Capital expenditures in the range of $11.5 to $12.5 million, incurred at periodic times throughout the year based on project timing.
•An expectation that the Company’s Class B Common Stock will mandatorily convert to Common Stock at a ratio of 0.68:1, as opposed to 1:1, during Q1 2024.
Dividend and Distribution Status
CorEnergy's Board of Directors maintained the suspension of dividend payments on its 7.375% Series A Cumulative Redeemable Preferred Stock and the Company’s Common Stock due to lower operating outlook. The Company's Board will continue to evaluate dividends on a quarterly basis.
CorEnergy’s 7.375% Series A Cumulative Redeemable Preferred Stock will accrue dividends during any period in which dividends are not paid. Any accrued Series A Cumulative Redeemable Preferred dividends must be paid prior to the Company resuming common dividend payments.
Based on the suspension of dividend payments to CorEnergy’s public equity holders, the Crimson Class A-1, Class A-2, and Class A-3 Units and CorEnergy’s Class B Common Stock will not receive dividends. The Crimson Class A-1 Units will accumulate a preferred distribution based on the CorEnergy Series A Cumulative Redeemable Preferred Shares, which would be paid prior to the Company resuming common dividend payments.
The unpaid and accumulated preferred dividend amounts are included in the financial statements and notes.
Second Quarter Results Call
CorEnergy will host a conference call on Monday, August 14, 2023 at 11:00 a.m. Central Time to discuss its financial results. The call may also include discussion of Company developments and forward-looking and other material information about business and financial matters. To join the call, dial +1-973-528-0011 and provide access code

Exhibit 99.1
390317 at least five minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.
A replay of the call will be available until 10:00 a.m. Central Time on September 13, 2023, by dialing +1-919-882-2331. The Conference ID is 48880. A webcast replay of the conference call will also be available on the Company’s website, corenergy.reit.
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.
Forward-Looking Statements
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained in this press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as those pertaining to our guidance, pursuit of growth opportunities, anticipated transportation volumes, expected rate increases, planned capital expenditures, planned dividend payment levels, planned cost reductions, potential and pending asset sales, expected ESG program updates and developments, future compliance with debt covenants. capital resources and liquidity, and our planned acts relating thereto, and results of operations and financial condition. You can identify forward-looking statements by use of words such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," or similar expressions or other comparable terms or discussions of strategy, plans or intentions. Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, among others, changes in economic and business conditions; a decline in oil production levels; competitive and regulatory pressures; failure to realize the anticipated benefits of requested tariff increases; risks related to the uncertainty of the projected financial information with respect to Crimson; compliance with environmental, safety and other laws; our continued ability to access debt and equity markets and comply with existing debt covenants; failure to complete pending asset sales on our expected timeline or at all; risks associated with climate change; risks associated with changes in tax laws and our ability to continue to qualify as a REIT; and other factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any dividends paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants and other applicable requirements.

Exhibit 99.1

1 Management uses Adjusted Net Loss as a measure of profitability and CAD as a measure of long-term sustainable performance. Adjusted Net Loss and CAD are non-GAAP measures. Adjusted Net Loss represents net loss adjusted for transaction costs, restructuring costs, less gain on sale of equipment. CAD represents Adjusted Net Loss adjusted for depreciation and amortization, amortization of debt issuance costs, stock-based compensation, and deferred tax benefit less transaction costs, restructuring costs, maintenance capital expenditures, preferred dividend requirements, and mandatory debt amortization.
2 Management uses Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA represents net loss adjusted for items such as transaction costs, restructuring costs, depreciation and amortization, stock-based compensation, income tax benefit, net, and interest expense less gain on the sale of equipment. Future period non-GAAP guidance includes adjustments for special items not indicative of our core operations, which may include, without limitation, items included in the additional financial information attached to this press release. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this future period non-GAAP guidance to the most comparable GAAP measures. Accordingly, we are not providing such comparable GAAP measures or reconciliations in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense.
Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Matt Kreps or Jeff Teeven
877-699-CORR (2677)
info@corenergy.reit
Source: CorEnergy Infrastructure Trust, Inc.

CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
Assets	(Unaudited)
Property and equipment, net of accumulated depreciation of $30,066,195 and $52,908,191, respectively	$339,805,290	$440,148,967
Leased property, net of accumulated depreciation of $0 and $299,463, respectively	—	1,226,565
Financing notes and related accrued interest receivable, net of reserve of $50,000 and $600,000, respectively	710,467	858,079
Cash and cash equivalents	9,237,764	17,830,482
Accounts and other receivables	9,028,808	14,164,525
Due from affiliated companies	5,416	167,743
Deferred costs, net of accumulated amortization of $910,220 and $726,619, respectively	303,322	415,727
Inventory	3,579,851	5,950,051
Prepaid expenses and other assets	5,178,308	9,478,146
Operating right-of-use assets	6,096,799	4,722,361
Deferred tax asset, net	217,430	—
Assets held for sale	108,670,305	—
Total Assets	$482,833,760	$494,962,646
Liabilities and Equity
Secured credit facilities, net of deferred financing costs of $403,951 and $665,547, respectively	$102,596,049	$100,334,453
Unsecured convertible senior notes, net of discount and debt issuance costs of $1,397,620 and $1,726,470, respectively	116,652,380	116,323,530
Accounts payable and other accrued liabilities	16,244,763	26,316,216
Income tax payable	8,529	174,849
Due to affiliated companies	156,274	209,750
Operating lease liability	6,067,985	4,696,410
Deferred tax liability, net	—	1,292,300
Unearned revenue	566,154	5,948,621
Liabilities held for sale	7,234,513	—
Total Liabilities	$249,526,647	$255,296,129
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $134,301,935 liquidation preference at June 30, 2023 and 129,525,675 liquidation preference at December 31, 2022 ($2,500 per share, $0.001 par value); 69,367,000 authorized; 51,810 issued and outstanding at June 30, 2023 and December 31, 2022	$129,525,675	$129,525,675
Common stock, non-convertible, $0.001 par value; 15,350,883 and 15,253,958 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively (100,000,000 shares authorized)	15,351	15,254
Class B Common Stock, $0.001 par value; 683,761 shares issued and outstanding at June 30, 2023 and December 31, 2022 (11,896,100 shares authorized)	684	684
Additional paid-in capital	327,074,755	327,016,573
Retained deficit	(341,821,204)	(333,785,097)
Total CorEnergy Equity	114,795,261	122,773,089
Non-controlling interest	118,511,852	116,893,428
Total Equity	233,307,113	239,666,517
Total Liabilities and Equity	$482,833,760	$494,962,646

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended
	June 30, 2023	March 31, 2023
Revenue
Transportation and distribution	$28,540,632	$29,239,115
Pipeline loss allowance subsequent sales	7,009,996	—
Lease and other revenue	103,352	103,057
Total Revenue	35,653,980	29,342,172
Expenses
Transportation and distribution	17,787,024	17,481,063
Pipeline loss allowance subsequent sales cost of revenue	7,050,776	—
General and administrative	7,447,410	6,771,582
Depreciation and amortization	3,237,526	4,031,627
Total Expenses	35,522,736	28,284,272
Operating Income	$131,244	$1,057,900
Other Income (expense)
Other income	$195,678	$(4,404,565)
Interest expense	(4,426,351)	141,813
Total Other Expense	(4,230,673)	(4,262,752)
Loss before income taxes	(4,099,429)	(3,204,852)
Taxes
Current tax expense	2,625	7,076
Deferred tax benefit	(934,704)	(11,595)
Income tax benefit, net	(932,079)	(4,519)
Net Loss	(3,167,350)	(3,200,333)
Less: Net income attributable to non-controlling interest	809,212	809,212
Net Loss attributable to CorEnergy Infrastructure Trust, Inc.	$(3,976,562)	$(4,009,545)
Preferred dividend requirements	2,388,130	2,388,130
Net Loss attributable to Common Stockholders	$(6,364,692)	$(6,397,675)

Common Stock
Basic weighted average shares outstanding	$15,350,883	15,272,267
Basic net loss per share	$(0.40)	$(0.40)

Diluted weighted average shares outstanding	15,815,840	15,737,224
Diluted net loss per share	$(0.40)	$(0.41)

Class B Common Stock
Basic and diluted weighted average shares outstanding	683,761	683,761
Basic and diluted net loss per share	$(0.40)	$(0.40)

Dividends declared per common share	$—	$—

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Six Months Ended
	June 30, 2023	June 30, 2022
Operating Activities
Net income (loss)	$(6,367,683)	$6,534,883
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax, net	(946,299)	88,422
Depreciation and amortization	7,269,153	7,968,981
Amortization of debt issuance costs	774,047	824,120
Gain on sale of equipment	(1,074)	(22,678)
Stock-based compensation	92,344	151,359
Changes in assets and liabilities:
Accounts and other receivables	1,482,880	1,024,635
Inventory	2,224,250	(587,295)
Prepaid expenses and other assets	4,095,376	1,785,571
Due from affiliated companies, net	108,852	140,509
Accounts payable and other accrued liabilities	(6,069,668)	1,071,089
Income tax payable	(166,320)	305,205
Unearned revenue	162,160	280,795
Other changes, net	(30,613)	(206,457)
Net cash provided by operating activities	$2,627,405	$19,359,139
Investing Activities
Purchases of property and equipment	(7,967,423)	(4,141,485)
Proceeds from reimbursable projects	858,134	2,103,544
Other changes, net	(789,739)	124,701
Net cash used in investing activities	$(7,899,028)	$(1,913,240)
Financing Activities
Dividends paid on Series A preferred stock	—	(4,776,260)
Dividends paid on Common Stock	—	(1,492,690)
Reinvestment of Dividends Paid to Common Stockholders	—	403,204
Distributions to non-controlling interest	—	(1,618,424)
Advances on the Crimson Revolver	7,000,000	4,000,000
Payments on the Crimson Revolver	(1,000,000)	(4,000,000)
Principal payments on the Crimson Term Loan	(4,000,000)	(4,000,000)
Dividends paid on Vested RSUs	(15,612)	—
Payments on financing arrangement	(2,203,747)	(1,170,635)
Net cash used in financing activities	$(219,359)	$(12,654,805)
Net change in Cash and Cash Equivalents	(5,490,982)	4,791,094
Cash and Cash Equivalents at beginning of period	17,830,482	11,540,576
Cash and Cash Equivalents at end of period	$12,339,500	$16,331,670

Supplemental Disclosure of Cash Flow Information
Interest paid	$9,007,546	$4,999,845
Income taxes paid (net of refunds)	191,000	(12,055)

Non-Cash Investing Activities
Purchases of property, plant and equipment in accounts payable and other accrued liabilities	$1,430,552	$771,180

Non-Cash Financing Activities
Assets acquired under financing arrangement	$—	$1,226,402

Non-GAAP Financial Measurements (Unaudited)

The following table presents a reconciliation of Net Loss, as reported in the Consolidated Statements of Operations, to Adjusted Net Loss and CAD:

	For the Three Months Ended
	June 30, 2023	March 31, 2023
Net Loss	$(3,167,350)	$(3,200,333)
Add:
Transaction costs	1,857,826	495,579
Restructuring costs	323,777	1,683,777
Less:
Gain on the sale of equipment	—	1,074
Adjusted Net Loss, excluding special items	$(985,747)	$(1,022,051)
Add:
Depreciation and amortization	3,237,526	4,031,627
Amortization of debt issuance costs	356,054	417,993
Stock-based compensation	102,718	(10,374)
Deferred tax benefit	(934,704)	(11,595)
Less:
Transaction costs	1,857,826	495,579
Restructuring costs	323,777	1,683,777
Maintenance capital expenditures	2,099,717	2,222,948
Preferred dividend requirements - Series A	2,388,130	2,388,130
Preferred dividend requirements - Non-controlling interest	809,212	809,212
Mandatory debt amortization	2,000,000	2,000,000
Cash Available for Distribution (CAD)	$(7,702,815)	$(6,194,046)

The following table reconciles net cash provided by (used in) operating activities, as reported in the Consolidated Statements of Cash Flows to CAD:

	For the Three Months Ended
	June 30, 2023	March 31, 2023
Net cash provided by (used in) operating activities	$5,735,036	$(3,107,631)
Changes in working capital	(6,140,792)	4,333,875
Maintenance capital expenditures	(2,099,717)	(2,222,948)
Preferred dividend requirements	(2,388,130)	(2,388,130)
Preferred dividend requirements - non-controlling interest	(809,212)	(809,212)
Mandatory debt amortization included in financing activities	(2,000,000)	(2,000,000)
Cash Available for Distribution (CAD)	$(7,702,815)	$(6,194,046)

Other Special Items:
Transaction costs	$1,857,826	$495,579
Restructuring costs	323,777	1,683,777

Other Cash Flow Information:
Net cash used in investing activities	$(4,409,007)	$(3,490,021)
Net cash provided by (used in) financing activities	(331,528)	112,169

The following table presents a reconciliation of Net Loss, as reported in the Consolidated Statements of Operations, to Adjusted EBITDA:

	For the Three Months Ended
	June 30, 2023	March 31, 2023
Net Loss	$(3,167,350)	$(3,200,333)
Add:
Transaction costs	1,857,826	495,579
Restructuring costs	323,777	1,683,777
Depreciation and amortization	3,237,526	4,031,627
Stock-based compensation	102,718	(10,374)
Income tax benefit, net	(932,079)	(4,519)
Interest expense, net	4,426,351	4,404,565
Less:
Gain on the sale of equipment	—	1,074
Adjusted EBITDA	$5,848,769	$7,399,248